Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Unless otherwise indicated, defined terms included below shall have the same meaning as terms defined and included elsewhere in the prospectus included in the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on November 17, 2023 (as supplemented or amended from time to time, the “Prospectus”).

The Company is providing the following unaudited pro forma condensed combined financial information to aid in the analysis of the financial aspects of the Merger, Series D PIPE and Exok Transaction (collectively, the “Transactions”). The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” and presents the combination of historical financial information of the Company and Prairie LLC, adjusted to give effect to the Transactions and subsequent events as described in Note 2 below.

The unaudited pro forma condensed combined balance sheet as of September 30, 2023 combines the historical balance sheet of the Company as of September 30, 2023 on a pro forma basis as if the subsequent events, described in Note 2 below, had been consummated on September 30, 2023.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2023 and the year ended December 31, 2022 combine the historical statements of operations of Prairie LLC and the historical statements of operations of the Company, as applicable, for such periods on a pro forma basis in accordance with Article 11 of Regulation S-X, as amended, as if the Transactions, summarized below, and subsequent events, described in Note 2 below, had been consummated on January 1, 2022.

The unaudited pro forma condensed combined financial information is based on, and should be read in conjunction with, (a) the Company’s audited historical consolidated financial statements and related notes for the fiscal year ended 2022 included in the Prospectus, (b) the Company’s unaudited historical condensed consolidated financial statements and related notes for the three and nine months ended September 30, 2023, (c) Prairie LLC’s audited financial statements for the period from June 7, 2022 (date of inception) to December 31, 2022 and related notes included in the Prospectus, and (d) the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Prairie Operating Co.” incorporated by reference into this prospectus.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and does not necessarily reflect what the financial condition or results of operations would have been had the Transactions or subsequent events, described in Note 2 below, occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of this filing and are subject to change as additional information becomes available and analyses are performed.

Description of the Merger and Related Transactions

On May 3, 2023, the Company completed its previously announced Merger with Prairie LLC pursuant to the terms of the Merger Agreement, pursuant to which, among other things, Merger Sub merged with and into Prairie LLC, with Prairie LLC surviving and continuing to exist as a Delaware limited liability company and a wholly-owned subsidiary of the Company.

Upon consummation of the Merger, the Company changed its name from “Creek Road Miners, Inc.” to “Prairie Operating Co.” The Company traded under its former name and ticker symbol “CRKR” until October 16, 2023 and under “CRKRD,” a transitionary ticker symbol, until November 10, 2023. Our Common Stock (as defined below) began trading on the OTCQB under the symbol “PROP” on November 13, 2023.

1

Prior to the consummation of the Merger, the Company effectuated the Restructuring Transactions in the following order and issued an aggregate of 3,375,288 shares of Common Stock (excluding shares reserved for issuance and unissued subject to certain beneficial ownership limitations) and 4,423 shares of Series D Preferred Stock:

(i) the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, plus accrued dividends, were converted, in the aggregate, into shares of Common Stock;

(ii) the Original Debentures, plus accrued but unpaid interest and a 30% premium, were exchanged, in the aggregate, for (a) the AR Debentures in the principal amount of $1,000,000 in substantially the same form as their respective Original Debentures, (b) shares of Common Stock and (c) shares of Series D Preferred Stock;

(iii) accrued fees payable to the Board in the amount of $110,250 were converted into shares of Common Stock;

(iv) accrued consulting fees of the Company in the amount of $318,750 payable to Bristol Capital were converted into shares of Common Stock; and

(v) all amounts payable pursuant to certain convertible promissory notes were converted into shares of Common Stock.

Prior to the Closing, the Company’s then-existing warrants to purchase shares of Common Stock, warrants to purchase shares of Series B Preferred Stock and options to purchase shares of Common Stock were cancelled and retired and ceased to exist without the payment of any consideration to the holders thereof.

At the Effective Time, all membership interests in Prairie LLC were converted into the right to receive each member’s pro rata share of 2,297,668 shares of Common Stock.

At the Effective Time, the Company assumed and converted options to purchase membership interests of Prairie LLC outstanding and unexercised as of immediately prior to the Effective Time into Non-Compensatory Options to acquire 8,000,000 shares of Common Stock for $7.14 per share, which are only exercisable if specific production hurdles are achieved, and the Company entered into the Option Agreements with each of Gary C. Hanna, Edward Kovalik, Paul Kessler and a third-party investor. An aggregate of 2,000,000 Non-Compensatory Options are subject to be transferred to the PIPE Investors, based on their then percentage ownership of PIPE Preferred Stock to the aggregate PIPE Preferred Stock outstanding and held by all PIPE Investors as of the Closing Date, if the Company does not meet certain performance metrics by May 3, 2026.

In addition, in connection with the Closing of the Merger, the Company consummated the purchase of oil and gas leases, including all of Exok’s right, title and interest in, to and under certain undeveloped oil and gas leases located in Weld County, Colorado, together with certain other associated assets, data and records, consisting of approximately 3,157 net mineral acres in, on and under approximately 4,494 gross acres from Exok for $3,000,000 pursuant to the Exok Agreement.

To fund the Exok Transaction, the Company received an aggregate of approximately $17.4 million in proceeds from the PIPE Investors, and the PIPE Investors were issued PIPE Preferred Stock, with a stated value of $1,000 per share and convertible into shares of Common Stock at a price of $5.00 per share, and 100% warrant coverage for each of the Series D A Warrants and Series D B Warrants in the Series D PIPE pursuant to the Series D Securities Purchase Agreement entered into with each Series D PIPE Investor.

The Merger has been accounted for as a reverse asset acquisition under existing GAAP. For accounting purposes, Prairie LLC was treated as acquiring Merger Sub in the Merger. See Note 1 for further discussion.

Accordingly, for accounting purposes, the financial statements of the Company represent a continuation of the financial statements of Prairie LLC with the acquisition being treated as the equivalent of Prairie LLC issuing stock for the net assets of the Company. On the Closing Date, the assets and liabilities of the Company were recorded based upon relative fair values, with no goodwill or other intangible assets recorded.

2

The assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information. The pro forma adjustments do not consider borrowings, financings and other transactions that may have occurred subsequent to May 3, 2023 other than the Reverse Stock Split, conversion of the AR Debentures and the exercise of the Series D B Warrants, each of which is described in Note 2 below and reflected in the pro forma financial information, nor do they reflect anticipated financings or other transactions that may occur in the future.

Other Transactions

Reverse Stock Split

On October 12, 2023, the Company filed a Certificate of Amendment to its Certificate of Incorporation (the “Certificate of Amendment”) with the Delaware Secretary of State to effect the Reverse Stock (see Note 2). The Reverse Stock Split became effective on October 16, 2023. Unless otherwise noted, all per share and share amounts presented herein have been retroactively adjusted for the effect of the Reverse Stock Split for all periods presented.

Conversion of AR Debentures

In October 2023, conversion notices were received from holders of the AR Debentures and the Company issued 400,667 shares of Common Stock to affect the conversion. This represented the full conversion of the AR Debentures and accrued interest due to one of the holders.

Exercise of Series D B Warrants

On November 13, 2023, Narrogal Nominees Pty Ltd ATF Gregory K O’Neill Family Trust (“O’Neill Trust”) delivered notice to the Company of the exercise of Series D B Warrants to purchase 2,000,000 shares of Common Stock at an exercise price of $6.00 per share for total proceeds to the Company of $12 million (the “Warrant Exercise”).

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Unaudited Pro Forma Condensed Combined Balance Sheet

as of September 30, 2023

	Prairie Operating	Pro Forma
	Co.	Transaction		Combined
	(Historical)	Adjustments	Note 3	Pro Forma
Assets
Current assets:
Cash and cash equivalents	$7,241,811	$(60,000)	(a)	$19,181,811
		12,000,000	(b)
Accounts and other receivable	97,293	-		97,293
Prepaid expenses	271,839	-		271,839
Total current assets	7,610,943	11,940,000		19,550,943

Property and equipment
Oil and natural gas properties	28,595,051	-		28,595,051
Cryptocurrency mining equipment	4,293,422	-		4,293,422
Less: Accumulated depreciation, depletion and amortization	(558,319)	-		(558,319)
Total property and equipment, net	32,330,154	-		32,330,154
Deposits on mining equipment	150,000	-		150,000
Total assets	$40,091,097	$11,940,000		$52,031,097

Liabilities, Mezzanine Equity and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$6,708,498	$(30,000)	(a)	$6,678,498
Accrued interest and expenses – related parties	30,000	(30,000)	(a)	-
Secured convertible debenture (related party)	2,431,500	(2,431,500)	(a)	-
Secured convertible debenture	2,431,500	(2,431,500)	(a)	-
Total current liabilities	11,601,498	(4,923,000)		6,678,498

Long-term liabilities:
Warrant liabilities	50,738,180	(50,738,180)	(c)	-
Total long-term liabilities	50,738,180	(50,738,180)		-
Total liabilities	62,339,678	(55,661,180)		6,678,498

Commitments and contingencies				-

Mezzanine equity
Series D convertible preferred stock; $0.01 par value; 21,799 shares issued and outstanding at September 30, 2023	21,799,250	(21,799,250)	(c)	-
Series E convertible preferred stock; $0.01 par value; 20,000 shares issued and outstanding at September 30, 2023	20,000,000	(20,000,000)	(c)	-

Stockholders’ equity:
Preferred stock; 50,000 shares authorized:
Series D convertible preferred stock; $0.01 par value; 21,799 shares issued and outstanding at September 30, 2023	-	218	(c)	218

Series E convertible preferred stock; $0.01 par value; zero shares issued and outstanding at September 30, 2023	-	200	(c)	200
Common stock; $0.01 par value; 500,000,000 shares authorized and 7,074,668 shares issued and outstanding at September 30, 2023*	70,747	4,007	(a)	94,754
		20,000	(b)
Additional paid-in capital	(8,716,827)	4,858,993	(a)	100,659,178
	-	11,980,000	(b)	-
	-	50,738,180	(c)	-
	-	21,799,032	(c)	-
	-	19,999,800	(c)	-
Accumulated deficit	(55,401,751)	-		(55,401,751)
Total stockholders’ equity	(64,047,831)	109,400,430		45,352,599
Total liabilities, mezzanine equity and stockholders’ equity	$40,091,097	$11,940,000		$52,031,097

*The shares issued and outstanding at December 31, 2022 was 428,611 for Creek Road Miners, Inc.

4

Unaudited Pro Forma Condensed Combined Statement of Operations

Nine Months Ended September 30, 2023

		Creek Road
		Miners, Inc.
	Prairie Operating Co. (Historical)	January 1, 2023 through May 2, 2023 (Historical)	Pro Forma Transaction Adjustments	Note 3	Combined Pro Forma

Revenue:
Cryptocurrency mining	$637,269	$73,584	$-		$710,853
Operating costs and expenses:
Cryptocurrency mining costs (exclusive of depreciation and amortization shown below)	303,172	80,140	-		383,312
Depreciation and amortization	558,319	116,724	(93,172)	(d)	581,871
Stock based compensation	-	170,120	(170,120)	(e)	-
General and administrative	9,236,815	1,119,277	170,120	(e)	10,526,212
Impairment of cryptocurrency mining equipment	16,794,688	-	-		16,794,688
Total operating expenses	26,892,994	1,486,261	(93,172)		28,286,083
Loss from operations	(26,255,725)	(1,412,677)	93,172		(27,575,230)

Other income (expense):
Interest income	128,202	-	-		128,202
Interest expense	(111,463)	(214,344)	141,588	(f)	(4,219)
	-	-	180,000	(g)	-
Loss on adjustment to fair value – warrant liabilities	(24,855,085)	-	24,855,085	(h)	-
Loss on adjustment to fair value - AR Debentures	(2,882,000)	-	2,882,000	(i)	-
Loss on adjustment to fair value - Obligation Shares	(1,477,103)	-	-		(1,477,103)
Liquidated damages	(173,763)	-	-		(173,763)
Total other income (expense)	(29,371,212)	(214,344)	28,058,673		(1,526,883)

Income (loss) from operations before provision for income taxes	(55,626,937)	(1,627,021)	28,151,845		(29,102,113)
Provision for income taxes	-	-	-		-
Net income (loss)	(55,626,937)	(1,627,021)	28,151,845		(29,102,113)

Dividends on preferred stock	-	(95,472)	95,472	(j)	-
Net income (loss) attributable to common stockholders	$(55,626,937)	$(1,722,493)	$28,247,317		$(29,102,113)

Income (loss) per common share:
Loss per share from continuing operations, basic and diluted	$(15.80)	$(4.02)	$-		$(3.35)
Loss per share, basic and diluted	$(15.80)	$(4.02)	$-		$(3.35)
Weighted average common shares outstanding, basic and diluted – Note 3(k)	3,520,843	428,611	-		8,696,258

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Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended December 31, 2022

	Prairie Operating
	Co., LLC
	June 7, 2022 (date of inception) through December 31, 2022 (Historical)	Creek Road Miners, Inc. (Historical)	Pro Forma Transaction Adjustments	Note 3	Combined Pro Forma

Revenue:
Cryptocurrency mining	$-	$517,602	$-		$517,602
Operating costs and expenses:
Cryptocurrency mining costs (exclusive of depreciation and amortization shown below)	-	1,071,458	-		1,071,458
Depreciation and amortization	-	658,080	117,748	(d)	775,828
Stock based compensation	-	2,681,201	(2,681,201)	(e)	-
General and administrative	461,520	3,606,522	2,681,201	(e)	6,749,243
Impairment of mined cryptocurrency	-	107,174	-		107,174
Total operating expenses	461,520	8,124,435	117,748		8,703,703
Loss from operations	(461,520)	(7,606,833)	(117,748)		(8,186,101)

Other income (expense):
Realized loss on sale of cryptocurrency	-	(127,222)	-		(127,222)
Impairment on fixed assets	-	(5,231,752)	-		(5,231,752)
Loss on sale of investment	-	(19,104)	-		(19,104)
PPP loan forgiveness	-	197,662	-		197,662
Interest expense	-	(613,827)	368,202	(f)	(5,625)
	-		240,000	(g)	-
Total other income (expense)	-	(5,794,243)	608,202		(5,186,041)

Income (loss) from operations before provision for income taxes	(461,520)	(13,401,076)	490,454		(13,372,142)
Provision for income taxes	-	-	-		-
Income (loss) from continuing operations	(461,520)	(13,401,076)	490,454		(13,372,142)

Discontinued operations:
Income (loss) from discontinued operations	-	(17,738)	-		(17,738)
Net loss from discontinued operations	-	(17,738)	-		(17,738)

Net income (loss)	$(461,520)	$(13,418,814)	$490,454		$(13,389,880)

Dividends on preferred stock	-	(364,384)	364,384	(j)	-
Net income (loss) attributable to common stockholders	$(461,520)	$(13,783,198)	$854,838		$(13,389,880)

Loss per common share:
Loss per share from continuing operations, basic and diluted	$-	$(33.78)	$-		$(1.56)
Loss per share from discontinued operations, basic and diluted	$-	$(0.04)	$-		$-
Loss per share, basic and diluted	-	$(33.82)	$-		$(1.56)
Weighted average common shares outstanding, basic and diluted - Note 3(k)	-	407,711	-		8,559,252

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Note 1. Basis of Pro Forma Presentation

The Merger has been accounted for as a reverse asset acquisition under existing GAAP. For accounting purposes, Prairie LLC was treated as acquiring Merger Sub in the Merger.

Accordingly, for accounting purposes, the financial statements of the Company represent a continuation of the financial statements of Prairie LLC with the acquisition being treated as the equivalent of Prairie LLC issuing stock for the net assets of the Company. On the Closing Date, the assets and liabilities of the Company were recorded based upon relative fair values, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of September 30, 2023 combines the historical balance sheet of the Company as of September 30, 2023 on a pro forma basis in accordance with Article 11 of Regulation S-X, as amended, as if the subsequent events, described in Note 2 below, had been consummated on September 30, 2023.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2023 and year ended December 31, 2022 combine the historical statements of operations of Prairie LLC and the historical statements of operations of the Company for such periods on a pro forma basis as if the Transactions and subsequent events, described in Note 2 below, had been consummated on January 1, 2022.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of shares of Common Stock outstanding, assuming the Transactions and subsequent events, described in Note 2 below, occurred on January 1, 2022.

The unaudited pro forma condensed combined financial information is based on, and should be read in conjunction with, the audited historical financial statements of each of Prairie LLC and the Company and the notes thereto, the unaudited historical financial statements of the Company and the notes thereto, as well as the disclosures contained in the section “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Prairie Operating Co.” contained elsewhere in the Prospectus.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and does not necessarily reflect what the financial condition or results of operations would have been had the Transactions or subsequent events, described in Note 2 below, occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of this filing and are subject to change as additional information becomes available and analyses are performed.

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Note 2. Subsequent Events

Reverse Stock Split

On October 12, 2023, the Company filed a Certificate of Amendment to its Certificate of Incorporation with the Delaware Secretary of State to effect a reverse stock split of outstanding shares of the Company’s common stock, par value $0.01 per share at an exchange ratio of 1:28.5714286 (the “Reverse Stock Split”). The Reverse Stock Split became effective on October 16, 2023. The Reverse Stock Split decreased the number of outstanding shares and increased net loss per common share. All per share and share amounts presented have been retroactively adjusted for the effect of this reverse stock split for all periods presented.

Conversion of AR Debentures

In October 2023, conversion notices were received from holders of the AR Debentures and the Company issued 400,667 shares of Common Stock to affect the conversion. As a result, the AR Debentures were fully extinguished in October 2023.

Exercise of Series D B Warrants

On November 13, 2023, Narrogal Nominees Pty Ltd ATF Gregory K O’Neill Family Trust (“O’Neill Trust”) delivered notice to the Company of the exercise of Series D B Warrants to purchase 2,000,000 shares of Common Stock at an exercise price of $6.00 per share for total proceeds to the Company of $12 million (the “Warrant Exercise”).

Note 3. Unaudited Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2023 are as follows:

a)	Reflects the conversion of the AR Debentures into common shares and payment of accrued interest in cash.
b)
Reflects the exercise of Series D B Warrants for $12.0 million and issuance of 2,000,000 shares of Common Stock
c)
Reflects the reclassification of warrant liabilities, Series D preferred stock and Series E preferred stock upon the consummation of the Reverse Stock Split

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2023 and year ended December 31, 2022 are as follows:

d)	Reflects the adjustment to depreciation expense due to fair value allocated at the Merger and useful life of the acquired assets.

e)	Reflects the reclassification of stock based compensation to conform to the Company’s financial statement presentation

f)	Reflects the adjustment to interest expense from the conversion of notes payable and the Original Debentures.

g)	Reflects the adjustment to interest expense from the conversion of the AR Debentures.

h)	Reflects the adjustment required to reflect classification of warrant liabilities within stockholders’ equity in conjunction with the Reverse Stock Split

i)	Reflects the adjustment to reflect the conversion of the AR Debentures into shares of Common Stock.

j)	Reflects the adjustment to dividends due to the conversion of preferred stock upon the Merger.

k)	Reflects weighted average shares of Common Stock after the impact of the Transactions and the subsequent events described in Note 2. Shares of Common Stock issuable upon conversion of Series D Preferred Stock, Series E Preferred Stock, Series A Warrants, Series B Warrants (other than those exercised as described in Note 2), options, warrants and restricted stock units were excluded in the calculation of diluted net earnings per share as inclusion would have been anti-dilutive. The following table sets forth the computation of pro forma weighted average shares of Common Stock for the nine months ended September 30, 2023 and year ended December 31, 2022:

	Nine months ended September 30, 2023	Year ended December 31, 2022

Weighted average shares of Common Stock outstanding, basic and diluted (prior to the Transactions)	137,006	—

Net adjustment upon consummation of the Transactions to reflect the issuance of shares of Common Stock	6,158,585	6,158,585

Adjustment upon issuance of shares of Common Stock associated with conversion of the AR Debentures	400,667	400,667

Adjustment upon the issuance of shares of Common Stock associated with the O’Neill Trust Series D B Warrant exercise	2,000,000	2,000,000

Weighted average shares of Common Stock outstanding, basic and diluted (Pro Forma)	8,696,258	8,559,252

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